Exhibit 10.7

INTAPP, INC.

2021 Omnibus Incentive Plan

Form of Performance Share Unit Award Agreement

THIS PSU AWARD AGREEMENT (the “Agreement”) is made effective as of the Grant Date between the Company and the Participant.

RECITALS

A.

The Company has adopted the Plan. The Plan is incorporated in and made a part of this Agreement. Capitalized terms not defined in this Agreement have the same meanings as set forth in the Grant Notice or, if not defined in the Grant Notice, in the Plan;

B.

The Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant PSUs to the Participant under the terms of this Agreement and the Plan; and

C.

The Participant shall have no rights related to PSUs unless he or she accepts such PSUs before the close of business on the Final Acceptance Date. The Final Acceptance Date may be modified, in the sole discretion of the Company, upon written request of the Participant.

The parties agree as follows:

1. Grant of the PSUs. The Company grants to the Participant, on the terms and conditions of this Agreement, the number of PSUs with a target award opportunity (the “Target Award Opportunity”) as set forth in the Grant Notice. Each PSU corresponds to one Share (subject to adjustment pursuant to the Plan) and constitutes a contingent and unsecured promise of the Company to deliver to the Participant one Share, subject to the terms of the Plan, the Grant Notice and this Agreement.

2. Performance Measure; Performance Goals; Payout Matrix. The performance measure and performance goals for the PSUs shall be as set forth in Exhibit A. The Participant shall earn the percentage of the Target Award Opportunity that corresponds to the achieved performance goal for the Performance Period as set forth in Exhibit A.

3. Payment Form and Timing of Award. Subject to the approval of the Committee, payment of the Participant’s earned PSUs, if any, shall be made as provided in Section 1 above, in the following manner:

(a) Timing. The Participant shall receive payment of his or her earned PSUs on or as soon as administratively practicable following the last day of the Performance Period (but in no event later than two and one-half months after the end of the year in which the Performance Period ends), provided that the Participant has been continuously employed by the Company through the end of the Performance Period, less any applicable withholdings.

(b) Termination Generally. Upon termination of employment for any reason, all unvested PSUs held by such Participant shall be automatically forfeited as of the date of termination and be of no further force and effect whatsoever, and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

(c) Termination with Cause. Upon termination of employment by the Company with Cause, all PSUs, whether vested or unvested, or any portion thereof, as applicable, held by such Participant shall be automatically forfeited as of the date of termination and be of no further force or effect whatsoever, and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

(d) Termination following a Change in Control: Subject to Section 17.1 of the Plan, upon the occurrence of a Change in Control and the termination of Participant’s employment by the Company without Cause or by the Participant for Good Reason, in either case, within 12 months following the Change in Control, the vesting of the PSUs shall accelerate, with 100% of the PSUs vested as of immediately prior to the consummation of the Change in Control and the PSUs deemed earned at 100% of the Target Award Opportunity.

(e) Breach of Restrictive Covenants. Except as prohibited by applicable law, if the Participant breaches any non-disclosure, non-competition, non-solicitation, no-hire, non-disparagement, invention assignment or other restrictive covenant with respect to the Company or any of its Affiliates at any time, including following termination of employment, all PSUs, whether vested or unvested, held by the Participant shall expire on the date of such Participant’s breach of any such covenant.

4. Share Delivery. Delivery of any Shares in settlement of PSUs will be by book-entry credit to an account in the Participant’s name established by the Company with its transfer agent.

5. Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number of PSUs subject to this Agreement shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

6. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered by the Participant in writing to the Chief People and Places Officer of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

7. Shareholder Rights. Prior to the Payment Date, the Participant shall not have any rights as a shareholder of the Company in connection with PSUs. Following such delivery of Shares, the Participant shall have all rights as a shareholder with respect to such Shares.

8. No Right to Continued Employment or Further Awards.

(a) Neither the Plan nor this Agreement shall be construed as (i) giving the Participant any right to continue in the employ of the Company and its Affiliates or (ii) giving the Participant any right to be reemployed by the Company and its Affiliates following any termination of employment. The termination of employment provisions set forth in this Agreement only apply to the treatment of PSUs as specified herein and shall not otherwise affect the Participant’s employment relationship. Nothing contained in this Agreement shall be deemed to constitute or create a contract of employment or form part of the Participant’s employment contract, if any.

(b) The Company has granted PSUs to the Participant in its sole discretion. Neither this Agreement nor the Plan confers on the Participant any right or entitlement to receive another Award, or any other similar award at any time in the future or in respect of any future period. PSUs do not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation.

9. Transferability.

(a) PSUs shall not be transferable other than by will, the laws of descent and distribution, pursuant to a domestic relations order entered by a court of competent jurisdiction or to a Permitted Transferee for no consideration pursuant to the Plan. The Shares delivered to the Participant in respect of PSUs shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.

(b) The Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.

10. Withholding. The granting, vesting or settlement of PSUs is subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Committee. In such circumstances, the Committee may require that the Participant pay to the Company the minimum amount as the Company or an Affiliate of the Company is required to remit to the relevant taxing authority in respect of the granting, vesting or settlement. Any such additional payment is due no later than the date on which such amount with respect to PSUs is required to be remitted to the relevant tax authority by the Company or Affiliate of the Company, as the case may be. The Participant, subject to any requirements or limitations under applicable law, hereby authorizes and consents to the Company (a) withholding such amount from any remuneration or other amount payable by the Company or any Affiliate to the Participant, (b) requiring the sale of a number of Shares issued upon exercise, vesting, or settlement of PSUs and the remittance to the Company of the net proceeds from such sale sufficient to satisfy such amount or (c) entering into any other suitable arrangements for the receipt of such amount.

11. Securities Laws. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal or state securities law in exercising the Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant pursuant to the PSUs as it may deem necessary or advisable under applicable securities laws or the requirements of any stock exchange or market upon which such Shares are then listed or traded. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to issue or transfer any Shares pursuant to PSUs if to do so violates or is not in compliance with any laws, rules or regulations of the United States or any other state or country having applicable jurisdiction.

12. Notices. Notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.

13. Governing Law. The interpretation, performance and enforcement of PSUs and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law.

14. PSUs Subject to Plan.

(a) PSUs are granted subject to the Plan and to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe and make all determinations necessary or appropriate to administer the Plan and this Agreement, all of which shall be binding upon the Participant.

(b) By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall control. This Agreement and the Plan constitute the entire agreement between the parties regarding the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written, express or implied) that relate to the subject matter hereof.

(c) Subject to Section 21 of the Plan, the Committee may, at any time, terminate, amend, modify or suspend the Plan and/or this Agreement; provided, however, that no termination or amendment shall materially and adversely affect a PSU granted under this Agreement, without the Participant holding such PSU’s written consent.

15. Section 409A.

(a) This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the PSUs are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code. Notwithstanding the forgoing, if the Company determines that any provision of this Agreement or the Plan contravenes Section 409A of the Code or could cause the Participant to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Participant’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of any taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 16 does not create an obligation of the Company to modify the Plan or this Agreement and does not guarantee that PSUs will not be subject to taxes, interest and penalties under Section 409A of the Code.

(b) If a Participant is a “specified employee” as defined under Section 409A of the Code and the Participant’s PSUs are to be settled on account of the Participant’s separation from service (for reasons other than death) and the PSUs constitute “deferred compensation” as defined under Section 409A of the Code, then any portion of the Participant’s PSUs that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

(c) Each payment in settlement of any portion of PSUs shall be considered a separate payment for purposes of Section 409A of the Code.

16. Recoupment. PSUs, the underlying Shares and any gains received in connection with the sale of the Shares shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

17. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. By accepting PSUs, the Participant consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

18. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

19. Successor. All obligations of the Company under the Plan and this Agreement, with respect to PSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20. Signature in Counterparts. If delivered in paper format, this Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

21. Enforceability. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

22. Language. If the Participant has been provided with a copy of this Agreement, the Plan or any other document relating to PSUs in a language other than English, the English language shall govern in the event of any inconsistency.

23. Waiver. No failure or delay by the Company to enforce any provision of this Agreement or exercise any right or remedy provided by law shall constitute a waiver of that or any other provision, right or remedy, nor shall it prevent or restrict the further exercise of that or any other provision, right or remedy. No single or partial exercise of such provision, right or remedy shall prevent or restrict the further exercise of that or any other provision, right or remedy.

24. Appendix. Notwithstanding anything in this Agreement to the contrary, if the Participant resides outside of the United States, certain additional terms and conditions in the attached appendix (the “Appendix”) will apply to the Participant and the PSUs. If the Participant relocates from the United States to a country outside the United States or relocates between the jurisdictions specified in the Appendix, the additional terms and conditions, as applicable, will apply to the Participant, to the extent that the Committee determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.